UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 8, 2021

DIME COMMUNITY BANCSHARES, INC.
(Exact name of the registrant as specified in its charter)

Delaware	000-27782	11-3297463
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Cadman Plaza West, 8th Floor
Brooklyn, New York	11201
(Address of principal executive offices)	(Zip Code)

(718) 782-6200
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DCOM	The NASDAQ Stock Market
Preferred Stock, Series A, $0.01 Par Value	DCOMP	The NASDAQ Stock Market

Item 7.01	Regulation FD Disclosure

On January 8, 2021, the Registrant, along with Bridge Bancorp, Inc. (“the Company”), announced the declaration by the Company of a quarterly cash dividend of $0.24 per share, payable on February 12, 2021 to the Company’s shareholders of record on February 5, 2021. The Company’s shareholders as of the record date will include the former shareholders of the Registrant following the expected February 1, 2021 consummation of the merger of equals between the Company and the Registrant. Pursuant to the merger agreement dated July 1, 2020, the Registrant will not declare its typical quarterly dividend. As previously disclosed, each Registrant share of common stock will be exchanged for 0.648 shares of the Company common stock at the closing of the transaction.  The text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. Exhibit 99.1 to this report is being “furnished” to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Number	Exhibit
99.1	Joint press release of the Registrant and the Company dated January 8, 2021 containing a discussion of the Company’s declaration of the cash dividends
104.1	The cover page from the Dime Community Bancshares, Inc.’s Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dime Community Bancshares, Inc.
(Registrant)

/s/ PATRICIA M. SCHAUBECK
Patricia M. Schaubeck
Executive Vice President & General Counsel

Dated: January 8, 2021